EXHIBIT 99.2

Retirement Agreement

This Retirement Agreement (this “Agreement”) is entered into between Donald E. Courtney (“Executive”) and The Finish Line, Inc. (the “Company”).

RECITALS

A.	Executive and the Company are parties to the Amended and Restated Employment Agreement dated December 31, 2008 (the “Employment Agreement”).

B.	Executive has made the decision to retire from the Company.

C.	The Company has agreed to accept Executive’s retirement from the Company.

NOW THEREFORE, in recognition of Executive’s service with the Company, and in consideration of the mutual covenants, promises, and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

AGREEMENT

1.	Definitions.

(a)	Throughout this Agreement, the term “the Company” shall encompass the following: (i) the Company, as well as any division thereof, parent, subsidiary, affiliated entity, or related entity; and (ii) any current or former officer, director, trustee, agent, employee, shareholder, representative, insurer, or employee benefit or welfare program or plan (including administrators, trustees, fiduciaries, and insurers of such program or plan) of an entity referenced in or encompassed by Section 1(a)(i).

(b)	Throughout this Agreement, the term “Retirement Date” shall mean the close of business on October 30, 2011, or such earlier date as Executive’s employment terminates pursuant to Section 2.

2.	Retirement. The Company agrees that Executive will continue in the employ of the Company until the close of business on October 30, 2011 on which date Executive’s employment will terminate; provided, however, that the Company may notify Executive before that date, in its sole discretion, that Executive’s services are no longer necessary and that he need not report to Company’s Indianapolis headquarters. Executive agrees that Executive will not resign Executive’s employment with the Company until the close of business on October 30, 2011. Until the Retirement Date, Executive agrees that Executive is an employee “at will” and that, except for certain provisions that survive or otherwise apply as provided herein, the Employment Agreement is terminated and of no further force and effect as of the Effective Date.

3.	Title/Duties. Executive agrees that (a) Executive will have such title as determined by the Company and will provide the services required by the Company, even if those are not in the capacity as Executive Vice President and President E-Commerce, and that the President and CMO of the Company (or his designee) shall prescribe the duties and authority of Executive, provided that such services and duties shall not materially vary from the services and duties Executive currently furnishes to Company at its headquarters location in Indianapolis; and (b) Executive’s Base Salary through October 30, 2011 will be the same as fiscal year 2011.

4.	Compensation Plans and Programs.

(a)	The Company acknowledges and agrees that Executive’s participation in the Finish Line Executive Officer Bonus Program for fiscal year 2011 (including the superbonus program), the Executive Officer Bonus Program for fiscal year 2012 (including the superbonus program) (the “FY12 EOBP”), the Finish Line Long Term Incentive Bonus Program for fiscal years 2010, 2011 and 2012 (“FY 10 LTIBP”) and the Finish Line Long Term Incentive Program for fiscal years 2009, 2010 and 2011 shall not be affected by this Agreement and that Executive shall be paid such bonus payments, if any, as are determined by the Compensation Committee of the Board of Directors of the Company pursuant to the terms of such plans and at the time such bonus payments are made to the other executive officers.

(b)	Except as otherwise set forth in Section 4(a) or Section 5 of this Agreement, Executive acknowledges and agrees that Executive is not entitled to any payment or benefit under or pursuant to, and hereby waives any claims or rights with respect to, each and every plan, program or agreement in which Executive was or is a participant or party including, without limitation, the Finish Line Long Term Incentive Program for fiscal years 2011, 2012 and 2013 and the Finish Line Long Term Incentive Bonus Program for performance in fiscal years 2012, 2013 and 2014.

(c)	With respect to Executive’s Base Salary, Executive and the Company acknowledge and agree that irrespective of the Retirement Date, such Base Salary shall be paid through October 30, 2011. With respect to the FY12 EOBP, Executive and the Company acknowledge and agree that the bonus payment shall be pro-rated based on the number of months of employment during fiscal year 2012, and any payment shall be based on the Company’s actual performance during fiscal year 2012. With respect to the FY 10 LTIBP, Executive and the Company acknowledge and agree that the bonus payment shall be pro-rated based on the number of months of employment during fiscal years 2010, 2011 and 2012, and any payment shall be based on the Company’s actual performance during such fiscal years. Notwithstanding the foregoing, with respect to any Base Salary paid for any period after the Retirement Date and on and prior to October 30, 2011 and with respect to the FY 12 EOBP and the FY 10 LTIBP, the making of such payments shall be conditioned on (i) Executive’s full cooperation and assistance in the transition of his duties and responsibilities as determined in the reasonable discretion of the President and CMO of the Company and (ii) the execution and delivery by Executive of this Agreement (without revocation) and the execution and delivery by Executive of Reaffirmation of Retirement Agreement attached as Exhibit A (the “Reaffirmation Agreement”) dated and delivered on the Retirement Date (without revocation).

5.	Retirement Payments and Other Consideration. As part of the retirement package, if Executive signs this Agreement and this Agreement is not revoked by Executive, the Company shall provide Executive with the following, all in consideration of the terms and conditions and releases contained in this Agreement:

(a)	The Company agrees to pay Executive a retirement payment equal to $668,837.00 (the “Retirement Payment”). The Retirement Payment shall be made to Executive in a lump sum (less appropriate withholding) on the Retirement Date. Executive is entitled to this Retirement Payment as of February 27, 2011.

(b)	If Executive properly elects continuation of health insurance benefits pursuant to COBRA, then from the Retirement Date until one year thereafter, Executive will pay the same portion of such premiums as if Executive remained employed for such period and the Company shall be responsible for the remainder and thereafter Executive shall be responsible for paying 100% of such premiums; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive health insurance benefits under another employer provided plan, the payments by the Company described herein shall cease at such time.

(c)	The Company acknowledges that the Compensation Committee of the Board of Directors of the Company has agreed to the “alternative retirement” of Executive under the Company’s policy on retirement as of February 27, 2011 and, as a result, have agreed to accelerate vesting, as of February 27, 2011, of certain awards granted to Executive pursuant to the 2002 Stock Incentive Plan of The Finish Line, Inc. (as amended and restated July 21, 2005), as amended, and the 2009 Stock Incentive Plan of The Finish Line, Inc., as amended, that are specifically set forth on Exhibit B. Vested options shall be exercisable pursuant to the terms of the applicable plan and award agreement. Except for those awards set forth on Exhibit B, Executive acknowledges and agrees that Executive has no right to, and Executive waives any right to, any other awards, benefits or payments under any such plans and any awards granted thereunder and that any other awards terminate and are of no further force and effect as of February 27, 2011.

(d)	No payment or other consideration under this Section 5 shall be made until after the Effective Date.

In paying the amount specified in this Section 5, the Company makes no representation as to the tax consequences or liability arising from said payment including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended. Section 7(g) of the Employment Agreement, however, shall continue to apply to any payment made to Executive and is incorporated by reference as if fully set forth herein. Moreover, the parties understand and agree that Executive’s tax consequences and/or liability arising from the payment to Executive shall be the sole responsibility of Executive. To this extent, Executive acknowledges and agrees that Executive will pay any and all income tax which may be determined to be due by him in connection with the payment described in this Section 5. Executive also agrees to indemnify the Company for any and all tax liability (including, but not limited to, fines, penalties, interest, and costs and expenses, including attorneys’ fees) incurred by him arising from or relating to the payment described in this Section 5 and/or imposed by the Internal Revenue Service, the State of Indiana, or any other taxing agency or tribunal as a result of Executive’s failure to timely pay Executive’s taxes on said payment or any portion thereof.

The payments and obligations assumed by the Company in this Section 5 reflect consideration provided to Executive over and above anything of value to which Executive already is entitled, and will be subject to all applicable taxes, withholdings, and deductions. The Company may deduct from any payment to Executive any applicable withholding. Executive acknowledges and agrees that no other sums or amounts are or will be due or owing to him and expressly waives any rights or claims to additional sums, amounts, privileges, or benefits not expressly provided for in this Section 3, whether written, oral, express or implied.

6.	General Release and Waiver. In consideration for the opportunities afforded by this Agreement, Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Company from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (a) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq; (b) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (c) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (d) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (e) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (f) Executive Retirement Security Act, 29 U.S.C. § 1001, et seq.; (g) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (h) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (i) the Worker Adjustment and Retaining Notification Act, 29 U.S.C. § 2101, et seq.; (j) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (k) the Indiana wage payment statute, Ind. Code § 22-2-4-1, et seq.; and any Indiana wage law; (l) any existing or potential entitlement under any Company program or plan, including wages or other paid leave; (m) any existing or potential agreement, contract, representation, policy, procedure, or statement (whether any of the foregoing are express or implied, oral or written); (n) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation, claims arising from any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs; (o) the Indiana Constitution; and/or (p) the United States Constitution.

Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf. Notwithstanding the foregoing, this Agreement is not intended to operate as a waiver of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nor shall this Agreement operate to waive or bar any claim or right which — by express or unequivocal terms of law — may not under any circumstances be waived or barred. Moreover, this Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the date Executive signs this Agreement. Nor shall this Agreement preclude Executive from challenging the validity of this Agreement under the ADEA.

7.	Mutual Disclaimer. This Agreement is entered into to provide Executive with a retirement package and to terminate the parties’ relationship on an amicable basis and shall not be construed as an admission of liability by either party. Accordingly, Executive states under penalties of perjury that — at the time Executive executes this Agreement — Executive is not aware of any facts or incidents of wrongdoing, liability, or discrimination by the Company from the beginning of time up to the date Executive signs the Agreement. The parties further understand that the retirement package creates no precedent for the Company in dealing with any future separations.

8.	Return of Property. On the Retirement Date, and otherwise upon the request of the Company, Executive agrees to return to the custody of the Company all the Company’s property and Confidential Information, as well as all copies thereof, that are in Executive’s possession, custody or control. This includes all tangible personal property (such as keys, credit cards, computers, hand held devices, cell phones, PDAs, etc.) and all writings, contracts, records, files, tape recordings, correspondence, communications, summaries, data, notes, memoranda, diskettes, or any other source containing information which relates to or references the Company and which was provided by the Company or obtained as a result of Executive’s employment with the Company.

9.	Covenant Not to Sue. Except for those claims, causes of action or rights explicitly excluded from release in Section 6 above, Executive agrees that Executive will never file or accept anything of value from a lawsuit concerning any claim, issue, or matter relating to or arising out of employment with the Company, the cessation of employment, or the compensation or benefits payable in connection with employment or termination of employment. Should Executive violate any aspect of this Section 9, Executive agrees: (a) that the lawsuit is null and void, and must be summarily withdrawn and/or dismissed; (b) to pay all costs, expenses, and damages incurred by the Company in responding to or as a result of any lawsuit brought by Executive that breaches this Agreement, including, without limitation, reasonable attorneys’ fees; and (c) to return the amount paid pursuant to Section 4(c) and Section 5 – save $500 – within fourteen (14) days after a final determination has been made by a court or other legal authority that Executive has violated this section of the Agreement. In the event this reimbursement provision is triggered, Executive agrees that the remaining provisions of this Agreement shall remain in full force and effect.

10.	Confidentiality Agreement. Executive and the Company agree that notwithstanding anything to the contrary contained in this Agreement or the Reaffirmation Agreement, Section 9 of the Employment Agreement shall continue in full force and effect .

11.	Non-competition and Non-Solicitation. As an inducement for the Company to enter into this Agreement (which consideration Executive acknowledges), Executive agrees that beginning on the Effective Date and ending twelve (12) months following the Retirement Date, Executive will not:

(a)	directly or indirectly, have any ownership interest in, or in a competitive capacity, directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, work for, advise, be associated with, or in any manner connected with, lend Executive’s name or any similar name to, lend Executive’s credit to, or render services or advice to, except while employed by the Company to and for the benefit of the Company, any business that, directly or indirectly, provides or offers to provide business, goods or services of the type being provided, conducted, marketed or rendered by the Company in its business including, without limitation, the business of athletic specialty and/or sporting goods retail industry (the “Business”) in the United States of America (the “Geographic Area”); provided, however, that Executive may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934 and only if Executive is a passive investor; and/or

(b)	directly or indirectly, either for Executive or any other person or entity, (i) induce or attempt to induce any employee of the Company to leave the employ of the Company or hire any such employee, (ii) in any way interfere with the relationship between the Company and any employee of the Company, or (iii) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the Company; and/or.

(c)	directly or indirectly, either for Executive or any other person or entity, induce or attempt to induce any current or prospective customer, dealer, supplier, licensee, vendor or business relation of the Company to not do business with the Company or, in a competitive capacity, to do business with the any other person or entity, or in any way interfere with the relationship between any current or prospective customer, dealer, supplier, licensee, vendor or business relation of the Company.

It is very important for the Company to protect its legitimate business interests by restricting Executive’s ability to compete with the Company in the manner and in the area described in this Section 11. The parties expressly agree that the terms of this limited non-competition provision under this Section 11 are reasonable, enforceable, and necessary to protect the Company’s interests, and are valid and enforceable. Therefore, this Section 11 is drafted so narrowly as to safeguard the Company’s legitimate business interests while not unreasonably interfering with Executive’s ability to obtain other employment. The Company does not intend, and Executive acknowledges, that the covenants contained in this Section 11 are not an attempt to, prevent Executive from obtaining other employment in violation of Indiana Code § 22-5-3-1. In the unlikely event, however, that a court of competent jurisdiction was to determine that any portion of this limited provision is unenforceable, then the parties agree that the remainder of the limited provision shall remain valid and enforceable to the maximum extent possible. In the event of a breach by Executive of any covenant set forth this Section, the term of such covenant will be extended by the period of the duration of such breach.

12.	Damages; Specific Enforcement/Injunctive Relief. Executive acknowledges that the Company engages, or is capable of engaging in, the Business anywhere in the Geographic Area and that engaging in the Business in such Geographic Area is competitive with the business of the Company and the provisions of Section 11 are reasonable and necessary to protect and preserve the Company’s interests. Executive agrees that it would be difficult to measure damages to the Company from any breach of the covenants contained in Section 10 and Section 11, but that such damages from any breach would be great, incalculable and irremediable, and that damages would be an inadequate remedy. Accordingly, Executive waives any defense that the Company has an adequate remedy at law and agrees that upon a breach or threatened breach of any of the covenants contained in Section 10 or Section 11 the Company may have specific performance of the terms of this Agreement in any court permitted by this Agreement (without the necessity of posting bond or other security) and, if Company prevails, that the Company will be entitled to recovery of any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, from Executive. The parties agree, however, that specific performance and the other remedies described herein shall not be the exclusive remedies, and the Company may enforce any other remedy or remedies available to it either in law or in equity including, but not limited to, temporary, preliminary, and/or permanent injunctive relief (all without any requirement to post bond or other security) to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 10 and Section 11.

13.	Non-disparagement. Executive will not, at any time during or after the date hereof, disparage the Company or any, director, officer, or employee of the Company; provided, however, that it will not be a violation of this Section for Executive to testify truthfully under oath. Upon his Retirement Date and as reasonably requested thereafter, Company will provide Executive with a positive letter of reference regarding his employment with Company.

14.	Successors. This Agreement shall apply to Executive, and inure to the benefit of his heirs, executors, beneficiaries, administrators, and agents. This Agreement also shall apply to, and inure to the benefit of the Company, the predecessors, successors, and assigns of the Company and each past, present, or future employee, agent, representative, insurer, trustee, officer, or director of the Company.

15.	Severability. The parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. However, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. Should any provision be held unenforceable for any reason, then such provision shall be enforced to the maximum extent permitted by law.

16.	Applicable Law and Jurisdiction. This Agreement shall be interpreted, enforced, and governed under the laws of the State of Indiana, without regard to conflict of laws principles thereof. Moreover, while the parties do not contemplate any future disputes, Executive agrees that any action or claim regarding this Agreement or otherwise brought against the Company by or on behalf of Executive, Executive’s agents, assigns, heirs, administrators, or executors that relate to Executive’s employment or the termination thereof shall be maintained in the State of Indiana. If brought in state court, the action shall be filed in Marion County; if brought in federal court, the action shall be filed in the Southern District of Indiana, Indianapolis Division. By signing this Agreement, Executive expressly consents to personal jurisdiction in the State of Indiana. Both parties waive the right to a jury trial.

17.	Nonwaiver. The waiver by the Company or Executive of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

18.	Indemnification. Executive shall be indemnified by the Company against claims arising in connection with Executive’s status as an employee, officer, director or agent of the Company in accordance with the Company’s indemnity policies and programs for its executives, subject to applicable law.

19.	Knowledge and Understanding. Executive acknowledges that, in accordance with the ADEA, Executive:

(a)	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;

(b)	has been given a period of twenty-one (21) days within which to consider this Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Agreement;

(c)	has availed Executive of all opportunities Executive deems necessary to make a voluntary, knowing, and fully informed decision; and

(d)	is fully aware of Executive’s rights, and has carefully read and fully understands all provisions of this Agreement before signing.

20.	Effective Date. This Agreement may only be accepted during the twenty-one (21) day period after Executive receives this Agreement. In the event Executive executes this Agreement within the twenty-one (21) days following his receipt of this Agreement, Executive shall have an additional period of seven (7) days to revoke this Agreement. Any revocation shall be in writing and delivered via facsimile (facsimile number (317) 613-6717) to the attention of the General Counsel. This Agreement shall not become effective, therefore, until Executive has executed the Agreement and the seven-day revocation period has expired without revocation being exercised (such date that this Agreement becomes effective is the “Effective Date”).

21.	Complete Agreement. This Agreement sets forth the complete agreement between the parties relating to the subjects herein. Executive acknowledges and agrees that, in executing this Agreement, Executive does not rely and has not relied upon any representations or statements not set forth herein made by the Company with regard to the subject matter, basis, or effect of this Agreement or otherwise.

22.	Prevailing Party Fees and Expenses. If either party is required to go into court to enforce any provision of this Agreement, and/or any contracts, plans, benefits or other provision referenced in this Agreement, the prevailing party in such legal proceedings shall be entitled to reimbursement for all costs, expenses and damages incurred by the losing party in prosecuting and/or defending the lawsuit, including reasonable attorneys’ fees, and the prevailing party shall be reimbursed for all costs and expenses incurred by the losing party in seeking enforcement of this Agreement, and/or any contracts, plans, benefits or other provision referenced in this Agreement.

[Signature page immediately follows.]

BY SIGNING THIS AGREEMENT, WHICH CONTAINS A RELEASE, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THIS AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING IT AND HAVE HAD THE OPPORTUNITY TO DO SO; I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.

AGREED TO BY:

The Finish Line, Inc.

By: /s/ Gary D. Cohen
Printed: Gary D. Cohen
Its: CAO
Dated: April 1, 2011

/s/ Donald E. Courtney
Donald E. Courtney
Dated: April 1, 2011

Exhibit A
Reaffirmation of Retirement Agreement

I, Donald E. Courtney, hereby reaffirm the terms of the Retirement Agreement previously entered into between The Finish Line, Inc., an Indiana corporation, and me on      , 2011, (the “Retirement Agreement”), a copy of which is attached hereto as Exhibit A and is incorporated by reference into this subsequent affirmation of the Retirement Agreement. I hereby reaffirm that I have complied with all the terms of the Retirement Agreement and that I will continue to do so. I also reaffirm and agree to all the terms of the Retirement Agreement as delineated in Exhibit A. This Reaffirmation of Retirement Agreement shall not apply to rights or claims that may arise after the date the parties sign this Reaffirmation of Retirement Agreement.

BY SIGNING THIS REAFFIRMATION OF RETIREMENT AGREEMENT, I STATE THAT: I HAVE READ IT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS CONTAINED WITHIN THE RETIREMENT AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; I HAVE SEVEN (7) DAYS AFTER SIGNING TO REVOKE THIS REAFFIRMATION OF RETIREMENT AGREEMENT; AND I HAVE SIGNED THIS REAFFIRMATION OF RETIREMENT AGREEMENT KNOWINGLY AND VOLUNTARILY.

The Parties have each executed this Reaffirmation of Retirement Agreement on the dates indicated below.

AGREED TO BY:

The Finish Line, Inc.

By:
Printed:
Its:
Dated:

Donald E. Courtney:
Dated:

Witness:
Dated:

Exhibit B
Equity

All Outstanding Vested and Unvested and Unexercised Equity Awards as of 4/1/2011

Unvested, Unexercised Options
Would Vest 100% If Terms of the
Retirement Agreement are met

Grant Date - Expiration Date - Shares - Exercise Price - Vested?

03/11/08 — 03/11/18 — 14,000 — 4.510 — Yes

03/26/09 — 03/26/19 — 16,682 — 6.295 — Yes

03/26/09 — 03/26/19 — 22,243 — 6.295 — Yes

03/11/10 — 03/11/20 — 3,626 — 13.105 — Yes

03/11/10 — 03/11/20 — 5,439 — 13.105 — Yes

03/11/10 — 03/11/20 — 7,253 — 13.105 — Yes

Vested, Unexercised Options
Are Vested Irrespective of Retirement

Grant Date - Expiration Date – Shares - Exercise Price - Vested?

03/04/04 — 03/04/14 — 35,000 — 17.625 — Yes

08/31/05 — 08/31/15 — 20,000 — 14.290 — Yes

03/29/06 — 03/29/16 — 20,000 — 16.070 — Yes

03/19/07 — 03/19/17 — 10,000 — 12.030 — Yes

03/26/09 — 03/26/19 — 16,682 — 6.295 — Yes

03/11/10 — 03/11/20 — 1,813 — 13.105 — Yes

Time Based Restricted Shares
Would Vest 100% If Terms of the
Retirement Agreement are met

Grant Date - Original Vest Date - Shares - Vested

07/23/09 — 03/26/12 — 11,172 — Yes

03/11/10 — 03/11/13 — 4,122 — Yes

03/11/10 — 03/11/13 – 1 — Yes

Performance Based Restricted Shares
Would Not Vest Upon Retirement

Grant Date - Original Vest Date - Shares - Vested

03/11/10 — 03/11/13 — 4,123 — No